Exhibit 99.5

ENSERVCO TRANSFORMS BUSINESS WITH CLOSE OF BUCKSHOT ACQUISITION AND SHARE EXCHANGE WITH STAR EQUITY HOLDINGS

~ Buckshot Acquisition and Star Equity Investment Position Enservco for a New Phase of Growth and Expansion in the Energy Logistics Space ~

~ Provides Further Update on Plan to Regain Compliance with NYSE American Listing Standards ~

~ Announces Timing of Q2 2024 Earnings Release and Conference Call ~

●	Diversifies Company into Energy Logistics Services Via Growing and Profitable Business

●	Provides Increased Financial Strength with Year-Round Business

●	Buckshot’s Owners to Remain to Drive Further Growth in Overall Business

●	Strategic Share Exchange Agreement with Star Equity Holdings Makes Star a Significant Shareholder in Enservco and Provides Equity Infusion and Short-Term Debt

LONGMONT, Colo., Aug 12, 2024 (GLOBE NEWSWIRE) – Enservco Corporation (NYSE American: ENSV) (“Enservco” or the “Company”), today announced the closing of its previously-announced acquisition of Buckshot Trucking LLC (“Buckshot”) (the “Buckshot Transaction”). In addition, the Company has entered a Share Exchange Agreement and strategic financing with Star Equity Holdings, Inc. (Nasdaq: STRR; STRRP) (“Star”), a diversified holding company, which included a $2.5 million exchange of equity between the parties and Enservco’s issuance of a $1 million short-term promissory note to Star (the “Star Transaction”) to facilitate the closing the Buckshot acquisition.

Total consideration paid by Enservco at closing for the Buckshot Transaction was $5.0 million, before customary post-closing adjustments, which consisted of a combination of cash, Enservco common stock, certain promissory notes and escrowed funds. More details concerning the Buckshot Transaction and the Star Transaction are provided below.

BUCKSHOT TRANSACTION RATIONALE & KEY HIGHLIGHTS

●	Strategically transforms the Company by entering the energy logistics business with an immediately accretive Buckshot acquisition, including:

o	Adds higher margin business that has historically generated strong growth and cash generation without substantial new overhead;

o	Drives year-round prospective growth with operational and financial visibility;

o	Provides incremental services for the Company’s existing and expanded customer base while providing pathway for earnings and cash flow growth and improved predictability;

o	Creates new operating division that complements and expands market position beyond current services and customer base;

●	Provides for continued leadership of Buckshot team by owners Tony Sims and Jim Fate; and

●	Enhances Enservco’s financial position as Buckshot Transaction adds $1.25 million of stockholders’ equity.

STAR TRANSACTION RATIONALE & KEY HIGHLIGHTS

●

Strategically aligns the Company and Star for potential future growth with Star’s commitment to a long-term partnership and operational excellence, along with its focus on creating value in microcap stocks that are undergoing change;

●	Strengthens the Company’s leadership with the addition of Star CEO and Director, Rick Coleman to Enservco’s Board of Directors;

●	Star’s 10% Series A Cumulative Perpetual Preferred Stock (“STRRP”) provides a recurring dividend providing the Company with added cash flow; and

●	Further improves the Company’s financial position as the Star Transaction adds $2.5 million of stockholders’ equity.

MANAGEMENT COMMENTARY

Rich Murphy, Chairman and CEO of Enservco, commented, “We are pleased to close on these strategic transactions. Over the past week, we exited the seasonal frac water heating business in Colorado, acquired an immediately accretive energy logistics business that transforms Enservco through increased operational and financial visibility, and entered a new strategic relationship with the team at Star Equity Holdings. Driving our optimism for the future is Buckshot’s impact on the Company with operations in our key markets, promoting a year-round service offering that is not weather dependent. We look forward to executing on the significant growth prospects provided by the combination of Buckshot and Enservco’s strong customer relationships in the energy sector. Also, I want to thank Jeff Eberwein, Rick Coleman and the rest of the Star team for helping facilitate the closing of the Buckshot acquisition and our respective equity investments – a clear representation of our strategic relationship. We look forward to Rick’s contributions as a new Board member for Enservco and his valuable insight as we work to identify and execute on opportunities that further position the Company for long-term success.”

Tony Sims, Founder of Buckshot Trucking LLC, commented, “We believe there is significant potential to grow our business both organically and – more importantly – in support of taking Enservco’s service offering to new heights. On behalf of myself, Jim and the rest of the folks here at Buckshot, we look forward to working closely with Rich and his team on future initiatives designed to further transform the collective business.”

Mr. Murphy, concluded, “Following the recently announced exit from our seasonal-focused Colorado frac water heating business, the closing of the Buckshot acquisition places Enservco in a stronger position through an expanded non seasonal product offering, a complementary customer base, and increased expansion opportunities. This year will benefit from almost five months of Buckshot’s operations in Enservco’s 2024 financial results, which bodes well for our outlook for the remainder of the year. We look forward to reporting our second quarter 2024 results later this week and providing additional updates. In closing, we appreciate the continued hard work and dedication of our recently expanded employee team and – equally as important – thank our shareholders for their ongoing support as we continue to evolve the business in support of near and long-term value creation.”

ADDITIONAL BUCKSHOT TRANSACTION DETAILS

Total consideration paid by Enservco to the sellers of Buckshot at closing for the Transaction was $5.0 million, before customary post-closing adjustments, including collective payments of:

●	Cash of $1,000,000, excluding a cash reserve of $50,000 placed in escrow to secure the sellers’ obligation with respect to the Transaction’s net working capital adjustment;

●

Promissory note of $2,700,000 – to be paid back through interim payments or prepaid in full by the Company at any time – carrying an annual interest rate of 10% with principal and interest due on December 31, 2024; and

●

Enservco common stock valued at $1,250,000, which was based on a volume weighted moving average price, totaling 6,459,948 shares. Included was Enservco stock valued at $200,000, or 1,033,592 shares, held in escrow to secure certain of the sellers’ indemnification obligations.

The Buckshot owners now have collective ownership of approximately 13% of Enservco common shares. In addition, the Buckshot owners have the opportunity for an additional potential performance payout of up to $500,000 based on growth and financial performance relative to the performance of Enservco’s stock.

As a material incentive for entering his employment with Enservco, Tony Sims, the CEO of Buckshot, will receive 250,000 stock options with an exercise price of $0.17 per share, with 125,000 vesting on July 1, 2025, and 125,000 vesting on July 1, 2026.

ADDITIONAL STAR HOLDINGS EQUITY AND STRATEGIC FINANCING DISCUSSION & DETAILS

●

Enservco exchanged $2.5 million of its equity with Star for 250,000 newly issued shares of Star’s 10% Series A Cumulative Perpetual Preferred Stock (“STRRP”). Enservco’s equity transferred to Star consisted of 12.5 million shares of stock comprised of 9,023,035 ENSV common shares and 3,476,965 ENSV preferred shares. Star’s equity transferred to Enservco consisted of $2.5M of value using STRRP’s $10.00 per share preferred stock;

●	Enservco entered into a short-term $1 million promissory note with Star to facilitate ENSV’s initial cash payment for the acquisition of Buckshot;

●	Star has received one seat on Enservco’s board of directors, with Star’s CEO and Director – Richard (“Rick”) Coleman – being designated; and

●

Star has the option, over the next twelve months, to exchange up to an additional $2.5 million of STRRP for additional shares of Enservco common stock calculated on terms consistent with the initial Star Transaction.

Upon closing of the financing with Enservco and the Buckshot acquisition, Star has an equity ownership in ENSV of approximately 20% of Enservco common shares and additional preferred shares convertible into Enservco common stock.

UPDATE ON PLAN TO REGAIN COMPLIANCE WITH NYSE AMERICAN LISTING STANDARDS

On June 10, 2024, the Company received formal notice that NYSE Regulation has determined to commence proceedings to delist the Company’s Common Stock from the NYSE American. NYSE Regulation has determined that the Company is no longer suitable for listing pursuant to Section 1009(a) of the NYSE American Company Guide (the “Company Guide”) as the Company was unable to demonstrate that it had regained compliance with Sections 1003(a)(i), (ii) and (iii) of the Company Guide by the end of the 18-month compliance plan period, which expired on June 9, 2024. Specifically, the Company’s shareholders equity failed to meet the $6.0 million threshold prescribed by the NYSE.

The Company has appealed this determination with the Listings Qualification Panel of the Committee for Review of the Board of Directors of the Exchange, and is awaiting notice of a hearing date from the NYSE. While there can be no assurance that the Company will be successful in its appeal, the Company has now completed multiple measures culminating months of efforts to both resolve the equity deficit and eliminate the causes of the its continued net losses. These steps include: entry into an equity line of credit providing up to $10 million of capital as requested over a period of 36 months; conversion of convertible debt instruments into common stock; conversion of outstanding cash board fees into common stock; issuing shares to the sellers of Buckshot Trucking; and completion of the share exchange agreement with Star Equity Holdings.

Combined, these measures added more than $6.0 million in equity to Company’s balance sheet, providing some confidence that Enservco will be able to meet its equity requirement to remain listed on the NYSE.

Q2 2024 EARNINGS RELEASE & CONFERENCE CALL INFORMATION

Enservco will release its second quarter 2024 operational and financial results after market close on Wednesday, August 14, 2024 and hold a conference call on the morning of Thursday, August 15, 2024 to discuss its second quarter results, and provide further details concerning its recent transactions and outlook. The Company will provide detailed access and related information for the conference call – including start time – in its second quarter 2024 earnings press release. The conference call will also be webcast and available on Enservco’s website at www.enservco.com under “Events” on the “Investors” page. An audio replay will also be available on the Company’s website following the conference call.

ABOUT ENSERVCO

Enservco provides a range of oilfield services through its various operating subsidiaries in major domestic oil and gas basins across the United States. Additional information is available at www.enservco.com.

ABOUT BUCKSHOT TRUCKING LLC

Founded in 2017 and headquartered in Fort Lupton, Colorado, the Company’s greater Rocky Mountain focus is complemented by an extensive presence of operations in Wyoming, Utah, North Dakota, and Texas, supported by a key base of operations in Casper, Wyoming. Buckshot focuses on hot shot trucking, dedicated freight services, and less-than-truckload (“LTL”) services within the oil and gas sector.

ABOUT STAR EQUITY HOLDINGS

Star Equity Holdings, Inc. is a diversified holding company currently composed of two divisions: Building Solutions and Investments.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This news release contains information that is “forward-looking” in that it describes events and conditions Enservco reasonably expects to occur in the future. Expectations for the future performance of Enservco are dependent upon a number of factors, and there can be no assurance that Enservco will achieve the results as contemplated herein. Certain statements denoting future possibilities, are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks, which are beyond Enservco's ability to predict, or control and which may cause actual results to differ materially from the projections or estimates contained herein. Among these risks are those set forth in Enservco’s annual report on Form 10-K for the year ended December 31, 2023, and subsequently filed documents with the Securities and Exchange Commission (“SEC”). Forward looking statements in this news release that are subject to risks also include (a) the ability of Enservco to successfully integrate Buckshot’s market opportunities, personnel and operations and to achieve expected benefit; and (b) our ability to further transform into a logistics business; (c) the ability to restructure our debt; and (d) the ability to maintain compliance with the NYSE/American Stock Markets. Enservco disclaims any obligation to update any forward-looking statement made herein.

CONTACT

Mark Patterson

Chief Financial Officer

Enservco Corporation

mpatterson@enservco.com